UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 29, 2024

SKYE BIOSCIENCE, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-55136	45-0692882
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

11250 El Camino Real, Suite 100, San Diego, CA 92130
(Address of principal executive offices)

(858) 410-0266
(Registrant’s telephone number, including area code)
_________________________

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.
Securities Purchase Agreement
On January 29, 2024, Skye Bioscience, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain institutional investors (collectively, the “Investors”) to issue and sell at closing (i) an aggregate of 11,822,124 shares (the “Shares”) of common stock of the Company, par value $0.001 per share (the “Common Stock”), at a price of $2.305 per Share and (ii) pre-funded warrants (the “Pre-Funded Warrants” and together with the Shares, the “Closing Securities”) to purchase up to 9,978,739 shares of Common Stock (the “Warrant Shares” and together with the Shares and the Pre-Funded Warrants, the “Securities”), at a price of $2.3049 per Pre-Funded Warrant (the “Private Placement”). Subject to the limitations described below, the Pre-Funded Warrants will be immediately exercisable at an exercise price of $0.001 per share and will not expire until exercised in full. The Company expects to receive aggregate gross proceeds from the Private Placement of $50,249,991, before deducting placement agent fees and offering expenses.
Under the terms of the Pre-Funded Warrants, the Company may not effect the exercise of any such Pre-Funded Warrant, and a holder will not be entitled to exercise any portion of any Pre-Funded Warrant, if, upon giving effect to such exercise, the aggregate number of shares of Common Stock beneficially owned by the holder (together with its affiliates, other persons acting or who could be deemed to be acting as a group together with the holder or any of the holder’s affiliates, and any other persons whose beneficial ownership of Common Stock would or could be aggregated with the holder’s or any of the holder’s affiliates for purposes of Section 13(d) or Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) would exceed 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to the exercise (the “Maximum Percentage”), as such percentage ownership is calculated in accordance with Section 13(d) of the Exchange Act and the applicable regulations of the Securities and Exchange Commission (the “SEC”). A holder may reset the Maximum Percentage to a higher percentage (not to exceed 19.99%), effective 61 days after written notice to the Company, or a lower percentage, effective immediately upon written notice to the Company. Any such increase or decrease will apply only to that holder and not to any other holder of the Pre-Funded Warrants.
The Purchase Agreement contains customary representations, warranties and covenants of the Company and the Investors. The Private Placement is expected to close (the “Closing”) on or about January 31, 2024, subject to customary closing conditions, including, among others that (i) the representations and warranties of the Purchase Agreement remain true and correct in all material respects and the Company has performed in all material respects all obligations and covenants required by the Purchase Agreement to be performed by it at or prior to the Closing, (ii) the execution and delivery of the Registration Rights Agreement (as defined below), and (iii) certain customary closing deliverables by the Company.
Piper Sandler is acting as the lead placement agent and Oppenheimer & Co. is acting as a placement agent for the PIPE financing.
Under the terms of the Purchase Agreement, so long as the Investors in the Private Placement continue to beneficially own in the aggregate at least 40% of the Closing Securities purchased in the Private Placement, the Company may not transfer, license (other than in the ordinary course of business), encumber, or sell a royalty interest in any intellectual property relating to nimacimab unless the Company obtains the written consent of Qualified Investors that, together with their respective affiliates, beneficially own at least a majority of the then outstanding Closing Securities beneficially owned by the Qualified Investors and their respective affiliates. The term “Qualified Investor” means any Investor that, together with its affiliates, continues to own at least 80% of the Closing Securities originally purchased by it under the Purchase Agreement.
The Company has granted the Investors indemnification rights with respect to its representations, warranties, covenants and agreements under the Purchase Agreement.
The foregoing summaries of the Purchase Agreement and the Pre-Funded Warrants do not purport to be complete and are qualified in their entirety by reference to the Purchase Agreement and the form of Pre-Funded Warrant, copies of which are filed as Exhibit 10.1 and 4.1 hereto, respectively, and are incorporated herein by reference.

Registration Rights Agreement
On January 29, 2024, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Investors, pursuant to which the Investors will have certain customary registration rights, and the Company will be required to prepare and file a resale registration statement (the “Registration Statement”) with the SEC to register the resale of the Shares and the Warrant Shares within 60 days after the date of the Registration Rights Agreement (the “Filing Date”), and to use reasonable best efforts to have the Registration Statement declared effective as promptly as possible thereafter, and in any event no later than 30 days following the Filing Date (or 60 days following the Filing Date in the event the SEC reviews and has written comments to the Registration Statement).
The foregoing summary of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the Registration Rights Agreement, a copy of which is filed as Exhibit 10.2 hereto and is incorporated herein by reference.
Lock-up Agreements
Concurrently and in connection with Private Placement the directors and officers of the Company entered into lock-up agreements with the Placement Agent, pursuant to which each such holder will be subject to a lock-up period of 90 days following the closing of the Private Placement on the sale or transfer of securities of the Company held by each such stockholder, subject to certain exceptions.
Item 3.02 Unregistered Sales of Equity Securities
The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.
The Securities were offered and sold in transactions exempt from registration under the Securities Act, in reliance on Section 4(a)(2) thereof and Rule 506 of Regulation D thereunder. Each of the Investors represented that it was an “accredited investor,” as defined in Regulation D, and is acquiring such securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. The Securities have not been registered under the Securities Act and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.
Neither this Current Report on Form 8-K nor any of the exhibits attached hereto is an offer to sell or the solicitation of an offer to buy the Securities, shares of Common Stock or any other securities of the Company.
Item 7.01 Regulation FD Disclosure.
On January 29, 2024, the Company issued a press release announcing the Private Placement. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
The information in Item 7.01 of this Current Report on Form 8-K, including the information in the presentation attached as Exhibit 99.1 to this Current Report on Form 8-K, is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Furthermore, the information in Item 7.01 of this Current Report on Form 8-K, including the information in the presentation attached as Exhibit 99.1 to this Current Report on Form 8-K, shall not be deemed to be incorporated by reference in the filings of the Company under the Securities Act.

Item 8.01 Other Events.
The Company expects the Private Placement net proceeds to fund its operations into early 2026 through a set of key milestones and operations encompassing:
•Phase 2 clinical trial for nimacimab in obesity: anticipating starting mid-year 2024; interim data expected in Q1 2025; preliminary topline data expected in 2025
•Phase 2a clinical trial for SBI-100 Ophthalmic Emulsion (“OE”) in glaucoma and ocular hypertension: currently enrolling; interim data expected Q1 2024; preliminary topline data Q2 2024
•Phase 2b trial of SBI-100 OE for glaucoma and ocular hypertension: anticipating starting H2 2024; preliminary topline data expected in 2025
•Ongoing R&D, general corporate purposes and working capital.
As an update to its previously announced clinical development plans, Skye is planning a Phase 2 trial that will randomize approximately 200 obese patients into four equal-sized arms in which they will be administered either 1) nimacimab (200 mg), 2) GLP-1R agonist (2.4 mg), 3) a combination of nimacimab and GLP-1R agonist, or 4) placebo for 26 weeks with a 12-week follow-up. The primary endpoint will be percent change in weight from baseline at week 26. Secondary endpoints include safety and tolerability, change in waist circumference, change in body composition, change in fasting triglycerides and cholesterol, and change in A1c (a measure of blood sugar). This planned Phase 2 clinical trial design is not finalized and remains subject to change based on further input from advisors and the U.S. FDA.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
4.1	Form of Pre-Funded Warrant
10.1#	Securities Purchase Agreement, dated as of January 29, 2024, by and among Skye Bioscience, Inc. and the Investors named therein
10.2#	Registration Rights Agreement, dated as of January 29, 2024, by and among Skye Bioscience, Inc. and the Investors named therein
99.1	Press release of Skye Bioscience, Inc. dated January 29, 2024
104	Cover Page Interactive Data File (embedded within the inline XBRL document)
# Certain exhibits or schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SKYE BIOSCIENCE, INC.

Dated: January 29, 2024	/s/ Punit Dhillon
Name: Punit Dhillon
Title: Chief Executive Officer